SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2010

ASSURED EQUITIES IV CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	000-53734	27-0173162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 Acorn Avenue, Talmo, GA 30575
(Address of principal executive offices, including zip code)

(704) 361-2204
(Registrant's telephone number, including area code)

2211 12th Avenue East, Seattle, WA 98102
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2010, Mr. Dave Nordstorm (the "Seller") entered into a Purchase Agreement (the "Agreement") with Assured Equities IV Corporation, a State of Florida corporation (the "Buyer"), whereby Buyer agreed to purchase from Seller at the closing and Seller agreed to transfer, assign and deliver to Buyer all of Seller's rights, title and interests in and to the Trademark "Bikini Golf" having a United States Trademark Registration Number of 3274575.

Consideration payable to Seller by Buyer consists of:

Purchase Price of the Trademark: Twelve Thousand Five Hundred and no/100 ($12,500) dollars.

Payment of Purchase Price: Purchaser shall pay Seller, via payment through Paypal, a payment of Five Thousand and No/100 ($5,000.00),with the balance of the Purchase Price paid by transferring to Seller Seven Hundred Fifty Thousand (750,000) shares of the currently issued and outstanding common stock of Assured Equities IV Corporation, a Florida corporation (hereafter "Assured Equities"), having a par value of .001 being valued at one ($.01) cent per share for this transaction. As security for the value of the shares of stock in the corporation being transferred, Purchaser shall have Bingo Properties, LLC execute a Deed to Secure Debt, a specimen of said Deed to Secure Debt being attached hereto as Exhibit "A" and by this reference incorporated herein (the "Security Deed"). Bingo shall pledge Lot Two of a parcel of real property it owns in Jackson County, Georgia being more specifically described in that certain Warranty Deed recorded in Deed Book 57L, Page 333, Jackson County, Georgia records, as collateral for the value of the shares of stock in the corporation being transferred. The security shall be deemed satisfied and the Security Deed shall be cancelled upon the earlier of the occurrence of five (5) trades of the stock in Assured Equities for at least one ($.01) cent a share or November 1, 2013. It is hereby acknowledged and agreed that should five (5) such trades of the stock in Assured Equities for at least one($.01) cent a share not occur prior to November 1, 2013, Purchaser shall have the opportunity and right to pay Seller Seven Thousand Five Hundred and No/100 ($7,500.00) Dollars, in cash or certified funds, in full satisfaction of its obligation hereunder. In such event, Seller shall be paid in full, shall cancel and release any security interest he has in any property of Purchaser, and shall convey the stock in Assured Equities originally owned by Purchaser but conveyed to Seller back to Purchaser. Said stock to be re-conveyed shall include any additions to the original Seven Hundred Fifty Thousand (750,000) shares by virtue of stock splits, stock dividends, or the like. The intent of the re-conveyance provision herein is to return to Purchaser the same percentage of outstanding stock that it initially transferred to Seller.

The Agreement is scheduled to close on December 15, 2010.

EXHIBITS

No.	Description
10.01	Purchase Agreement dated December 8, 2010 between Dave Nordstrom (Seller) and Assured Equities IV Corporation (Buyer)
99	Minutes of The Special Meeting of The Board of Directors of Assured Equities IV Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the designated hereunto duly authorized.

ASSURED EQUITIES IV CORPORATION
Date:December 15, 2010	By:	s/s Cecil VanDyke
	Name:	Cecil VanDyke
	Title:	Director